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EXHIBIT 23.1

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-1 of Allis-Chalmers Corporation and to the inclusion therein of our report dated March 3, 2004, except as to Note 20, which is June 10, 2004 with respect to the consolidated financial statements of Allis-Chalmers Corporation as of December 31, 2003 and 2002, and for each of the three years ended December 31, 2003.

                                             /s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
December 6, 2004